Exhibit 4.3

                                  FORM OF
                              AMENDMENT NO. 2
                       TO SECOND AMENDED AND RESTATED
                         INVESTOR RIGHTS AGREEMENT



                             THEGLOBE.COM, INC.



                              April 9, 1999


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               AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED
                         INVESTOR RIGHTS AGREEMENT

          This AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the "Second Amendment") is entered into as of the 9th day of April 1999, by and among theglobe.com, inc., a Delaware corporation (the "Company"), and the Investors, as defined in the Second Amended and Restated Investor Rights Agreement, as amended (the "Agreement"). Capitalized items used herein and not otherwise defined shall have the meanings ascribed thereto in the Agreement.

                            W I T N E S S E T H:
                            - - - - - - - - - -

     WHEREAS, the Investors hold registration and information rights pursuant to the Agreement;

     WHEREAS, the Investors, with the written consent of the Company, have amended certain provisions of the Agreement pursuant to Amendment No. 1 to Second Amended and Restated Investor Rights Agreement, dated August 31, 1998 (the "First Amendment"); and

     WHEREAS, pursuant to Section 2.10 of the Agreement, the Holders of a majority in interest of the Registrable Securities desire to amend certain provisions of Section 2 of the Agreement;

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     I. The Investors hereby waive on behalf of all of the Holders any violation of the Agreement which may occur by the Company failing to notify the Holders prior to filing a Registration Statement on Form S-1 during April 1999.

     II. Paragraph (a)(iii) of Section 2.1 of the Agreement is hereby deleted in its entirety and is replaced with the following:

          (iii)  Notwithstanding  the provisions of paragraphs (i) and
     (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to its partners or former partners in accordance with partnership interests, (B) a corporation to its shareholders in accordance with their interest in the corporation, (C) a limited liability company to its members or former members in accordance with their interest in the limited liability company, or (D) to the Holder's family member or trust for the benefit of an individual Holder or such Holder's family member, provided the transferee will be subject to the terms of this Section 2.1 to the same extent as if he were an original Holder hereunder.

     The first paragraph of Section 2.2 of the Agreement, which has been amended by the First Amendment, is hereby deleted in its entirety and is replaced with the following:

          2.2 PIGGYBACK REGISTRATIONS. The Company shall notify all Holders in writing within five (5) days following the filing of any registration statement under the Securities Act for purposes of a public offering of securities (other than non-convertible debt securities) of the Company (excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or shares issued in connection with any merger or acquisition (which shall include any resale registration statement for such issued shares and any acquisition shelf registration statement for shares which may be issued in connection with any merger or acquisition transaction), including other transactions under Rule 145 of the Securities Act) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within ten (10) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the maximum number of Registrable Securities intended to be included in such registration and the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to request inclusion of all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent such registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

     Paragraph (a) of Section 2.2 of the Agreement, which has been amended by the First Amendment, is hereby deleted in its entirety and is replaced with the following:

          (a) UNDERWRITING. If the registration statement under which the Company gives notice under this Section 2.2 is for an underwritten offering, the Company shall so advise the Holders. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein except that such Holder shall not be permitted to withdraw such Holder's shares from any underwriting pursuant to the registration statement following the fifth day prior to the printing of the preliminary prospectus related to such registration statement. Each Holder proposing to distribute its Registrable Securities through such underwriting shall enter into a custody agreement and power of attorney authorizing the Company or an employee thereof to act as the Holder's attorney-in-fact to sell the Registrable Securities to be offered by such Holders and to execute on the Holder's behalf (x) an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company and (y) any other closing certificates or similar documents requested by the underwriter. The custody agreement may contain such other terms as are customary for this type and shall require the Holder to deposit its shares of Common Stock being registered with the custodian for the time periods specified in the custody agreement. Each Holder agrees that its shares will be sold at the same price as the other selling stockholders (and the Company, if applicable) in the offering under the registration statement. If any Holder is or will be unable to deliver any document (including any underwriting agreement, legal opinions or closing certificates) reasonably required by the underwriters to register such Registrable Securities, then the Company shall have no obligation to include such Registrable Securities in such registration. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated as follows: first, to the Company for its own account; and second, to any Holder or other stockholder of the Company who has registration rights, each on a pro rata basis in accordance with the terms of their respective Agreements providing for registration rights with the Company. No such reduction shall reduce the securities being offered by the Company for its own account to be included in the registration and underwriting.

     Section 2.11 of the Agreement is hereby deleted in its entirety and is replaced with the following:

     2.11 "MARKET STAND-OFF" AGREEMENT. In the case of any underwritten public offering by the Company of shares of Common Stock, whether for its own account or for the account of any stockholder of the Company, each Holder agrees that, during a period of seven (7) days prior to and ninety (90) days following the effective date of a registration statement filed in connection with such offering, such Holder will not, without the prior written consent of the Company, sell or otherwise transfer or dispose of any shares of Common Stock (or other securities) of the Company held by each such Holder (other than those included in the registration). The Company shall give notice of such restriction in the manner set forth in Section 4.7. Upon the request of the underwriters for any underwritten public offering of Common Stock of the Company referred to above, each Holder hereby agrees to deliver a "lock-up" or "market stand-off" agreement signed by such Holder which is equivalent in substance to the agreement set forth in this
     Section 2.11 addressed to such underwriter. Any such underwriter shall expressly be deemed to be a third party beneficiary of this Section 2.11.

          The obligations described in this Section 2.11 shall not apply to (i) transfers to a Holder's family member or trust for the benefit of an individual Holder or such
     Holder's family member made in accordance with Section 2.1(a)(iii) hereof; or (ii) a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to shares issued in an acquisition or pursuant to a Commission Rule 145 transaction (including the registration for resale of securities issued in a Rule 145 transaction or other acquisition transaction) on Form S-1 or Form S-4 under the Securities Act or similar forms that may be promulgated in the future, unless in any such case such registration is in connection with an underwritten public offering. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such restrictive period.

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          IN  WITNESS  WHEREOF,  the  parties  hereto  have  executed  this
Amendment No. 2 to Second Amended and Restated Investor Rights Agreement as of the date set forth above.


theglobe.com, inc.                           Dancing Bear Investments, Inc.


By:                                       By:
   ------------------------------            ------------------------------
   Todd V. Krizelman                         Name:   Michael Egan
   Co-Chief Executive Officer and            Title:
   Co-President


                                              Robert Halperin

By:                                           -----------------------------
   ------------------------------
   Stephan J. Paternot
   Co-Chief Executive Officer,
   Co-President and Secretary


                                              David Horowitz


                                              -----------------------------